SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 243-2123

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2005, Pacific Continental Corporation, Eugene, Oregon ("PCBK") and its subsidiary, Pacific Continental Bank (“PCB”), entered into a Plan and Agreement of Merger (the “Merger Agreement”) with NWB Financial Corporation (“NWB”) and its subsidiary, Northwest Business Bank (“Bank”). Under the terms of the Merger Agreement, NWB will merge with and into PCBK, and the Bank will merge with and into PCB (the “Transaction”).

Shareholders holding shares of NWB stock will be entitled to elect to receive, within certain parameters, a combination of PCBK common stock and/or cash based on an established exchange ratio.

Consummation of the Transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of NWB. For information regarding the terms of the proposed Transaction, reference is made to the press release dated August 17, 2005, which is attached as Exhibit 99.1 and incorporated herein by reference

Item 7.01 REGULATION FD DISCLOSURE

On August 18, 2005, PCBK held an investor web cast presentation with Sandler O’Neill, PCBK’s financial advisor in the Transaction, to discuss the proposed Transaction. Slides of the presentation will be accessible through PCBK’s web site and are attached as Exhibit 99.2 of this Form 8-K and incorporated herein in their entirety by reference.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements. - not applicable

(b)	Pro forma financial information. - not applicable

(c)	Exhibits.

99.1	Press Release dated August 17, 2005.
99.2	Investor Slide Presentation of August 18, 2005

M32237-631637_3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2005	PACIFIC CONTINENTAL CORPORATION

By: /s/ Hal Brown
Hal Brown
President and Chief Executive Officer